Exhibit  99.1


[LOGO] KPMG                                      Telephone  516-425-6000
1305 Walt Whitman Road
Suite 200
Melville, NY  11747-4302


May 27, 1999


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Reliance Bancorp, Inc. and, under the date of July 23, 1998, we reported on the consolidated financial statements of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998. On May 19, 1999, our appointment as principal accountants was terminated.

We have read Reliance Bancorp, Inc.'s statements included under Item 4 of its Form 8-K, dated May 19, 1999 and we agree with such statements except that (1) we are not in a position to agree or disagree with Reliance Bancorp, Inc.'s statement that the decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation and (2) we are not in a position to agree or disagree with the statement that the Company engaged Arthur Andersen as the Company's principal accountant.


Very truly yours,


/s/  KPMG LLP